Exhibit (a)(1)

CODE OF ETHICS

FOR PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICERS

Pursuant to the Sarbanes-Oxley Act of 2002

NEW YORK LIFE INVESTMENTS MUTUAL FUNDS

NEW YORK LIFE INVESTMENTS FUNDS

NEW YORK LIFE INVESTMENTS FUNDS TRUST

NEW YORK LIFE INVESTMENTS VP FUNDS TRUST

NYLI MACKAY DEFINEDTERM MUNI OPPORTUNITIES FUND

NYLI CBRE GLOBAL INFRASTRUCTURE MEGATRENDS TERM FUND

NYLI MACKAY MUNI INCOME OPPORTUNITIES FUND

(the “Mutual Funds”)

NEW YORK LIFE INVESTMENTS ETFS

NEW YORK LIFE INVESTMENTS ETF TRUST

NEW YORK LIFE INVESTMENTS ACTIVE ETF TRUST

(the “ETFs”)

(collectively the “Trusts”)1

Approved by the Board of Trustees

of the Trusts

June 2025

I.	Introduction and Application

The Trusts and each underlying series of the Trusts (each, a “Fund”, and collectively, the “Funds”) recognize the importance of high ethical standards in the conduct of their business and requires this Code of Ethics (“SOX Code”) pursuant to the Sarbanes-Oxley Act of 2002 (“SOX Act”) be observed by their principal executive officers (each, a “Covered Officer”) (defined below). In accordance with the SOX Act and the rules promulgated thereunder by the U.S. Securities and Exchange Commission (“SEC”) the Funds are required to file reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“1934 Act”), and must disclose whether each has adopted a code of ethics applicable to the principal executive officers. The Board of Trustees of each Trust (each, the “Board” and collectively, the “Boards”), including a majority of Independent Trustees (defined below), has approved this SOX Code in accordance with the requirements of the SOX Act and related SEC rules.

1 Reference to the “Trusts” may refer to one or more of the registrants as required by the context.

All recipients of the SOX Code are directed to read it carefully, retain it for future reference, and abide by the rules and policies set forth herein. Any questions concerning the applicability or interpretation of such rules and policies, and compliance therewith, should be directed to the applicable Compliance Officer (defined below).

II.	Purpose

The Boards, in accordance with the SOX Act and the rules promulgated by the SEC, have adopted this SOX Code in order to deter wrongdoing and promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents filed by the Funds with the SEC or made in other public communications by the Funds;

•	compliance with applicable governmental laws, rules, and regulations;

•	prompt internal reporting to an appropriate person or persons of violations of the SOX Code to an appropriate person or persons identified in the SOX Code; and

•	accountability for adherence to the SOX Code.

III.	Definitions

(A) “Covered Officer” means the principal executive officer and senior financial officers, including the principal financial officer, controller or principal accounting officer, or persons performing similar functions. The Covered Officers of the Funds shall be identified in Schedule I, as amended from time to time.

(B) “Compliance Officer” means the person appointed by the Funds’ Boards to administer the SOX Code. The Compliance Officer of the Funds shall be identified in Schedule II as amended from time to time.

(C) “Director” or “Trustee” means a director or trustee of the Funds, as applicable.

(D) “Executive Officer” shall have the same meaning as set forth in Rule 3b-7 of the 1934 Act. Subject to any changes in the Rule, an Executive Officer means the president, any vice president, any officer who performs a policy making function, or any other person who performs similar policy making functions for the Funds.

(E) “Independent Director/Trustee” means a director/trustee of a Board who is not an “interested person” of the Funds within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended (“ 1940 Act”).

(F) “Implicit Waiver” means the Compliance Officer failed to take action within a reasonable period of time regarding a material departure from a provision of the SOX Code that has been made known to an Executive Officer.

(G) “Restricted List” means that listing of securities maintained by the Compliance Officer in which trading by certain individuals subject to the Funds’ 17j-1 code of ethics is generally prohibited.

(H) “Trustee” means a trustee of a Fund.

(I) “Waiver” means the approval by the Compliance Officer of a material departure from a provision of the SOX Code.

IV.	Honest and Ethical Conduct

(A) Overview. A “conflict of interest” occurs when a Covered Officer’s personal interest interferes with the interests of, or his or her service to, the Funds. For example, a conflict of interest would arise if a Covered Officer, or a member of his or her family, receives improper personal benefits as a result of his or her position with the Funds.

Certain conflicts of interest arise out of the relationships between Covered Officers and the Funds and already are subject to conflict of interest provisions in the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Funds because of their status as ‘affiliated persons” of the Funds. The Funds’ and certain of its service providers’ compliance policies, programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This SOX Code does not, and is not intended to, restate or replace these programs and procedures, and such conflicts fall outside of the parameters of this SOX Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts may arise or result from the contractual relationship between the Funds and New York Life Investment Management LLC (the “Adviser”). The Covered Officers may be officers or employees of the Adviser. As a result, this SOX Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Funds or the Adviser), be involved in establishing policies and implementing decisions that will have different effects on the Adviser and the Funds. The participation of the Covered Officers in such activities is inherent in the contractual relationships between the Funds and the Adviser and is consistent with the performance by the Covered Officers of their duties as officers of the Funds. Thus, if performed in conformity with the provisions of the 1940 Act and the Advisers Act, such activities normally will be deemed to have been handled ethically. In addition, it is recognized by the Boards that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

(B) General Policy. Each Covered Officer shall adhere to high standards of honest and ethical conduct. Each Covered Officer has a duty to exercise his or her authority and responsibility for the benefit of the Funds and its shareholders, to place the interests of the shareholders first, and to refrain from having outside interests that conflict with the interests of the Funds and its shareholders. Each such person must avoid any circumstances that might adversely affect, or appear to affect, his or her duty of loyalty to the Funds and its shareholders in discharging his or her responsibilities, including the protection of confidential information and corporate integrity.

(C) Conflicts of Interest. Other conflicts of interest are covered by the SOX Code, even if such conflicts of interest are not subject to provisions of the 1940 Act. The following list provides examples of conflicts of interest under the SOX Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Funds.

(1) Prohibited Conflicts of Interest. Each Covered Officer must:

•

not use his or her personal influence or personal relationships improperly to influence decisions or financial reporting by the Funds whereby the Covered Officer would benefit personally to the detriment of the Funds;

•	not cause the Funds to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than benefit the Funds;
•

not use material non-public knowledge of portfolio transactions made or contemplated for the Funds to trade personally or cause others to trade personally in contemplation of the market effect of such transactions; or

•	report at least annually the information elicited in the Funds’ Directors/Trustees’ and Officers’ Questionnaire relating to potential conflicts of interest.

(2) Duty to Disclose Conflicts. Each Covered Officer has the duty to disclose to the Compliance Officer any interest that he or she may have in any firm, corporation or business entity that is not affiliated or participating in any joint venture or partnership with the Funds or its affiliates and that does business with the Funds or that otherwise presents a possible conflict of interest. Disclosure must be timely so that the Funds may take action concerning any possible conflict as it deems appropriate. It is recognized, however, that the Funds or its affiliates may have business relationships with many organizations and that a relatively small interest in publicly traded securities of an organization does not necessarily give rise to a prohibited conflict of interest. Therefore, the following procedures have been adopted.

(3) Conflicts of Interest that may be Waived. Conflict of interest situations may occur in which a Covered Officer may seek a Waiver from a provision(s) of the SOX Code. Waivers must be sought in accordance with Section VII of the SOX Code. Examples of these include:

•

Board Memberships. Except as described below, it is considered generally incompatible with the duties of a Covered Officer to assume the position of director of a corporation not affiliated with the Funds. A report should be made by a Covered Officer to the Compliance Officer of any invitation to serve as a director of a corporation that is not an affiliate, and the person must receive the approval of the Compliance Officer prior to accepting any such directorship. In the event that approval is given, the Compliance Officer shall immediately determine whether the corporation in question is to be placed on the Funds’ Restricted List.

•

“Other” Business Interests. Except as described below, it is considered generally incompatible with the duties of a Covered Officer to act as an officer, general partner, consultant, agent, representative or employee of any business other than an affiliate. A report should be made of any invitation to serve as an officer, general partner, consultant, agent, representative or employee of any business that is not an affiliate for the approval of the Compliance Officer prior to accepting any such position. In the event that approval is given, the Compliance Officer shall immediately determine whether the business in question is to be placed on the Funds’ Restricted List.

•

Gifts, Entertainment, Favors, or Loans. Covered Officers are subject to the New York Life Investment Management Gift and Entertainment Policy and should refer to that Policy for guidance with respect to the limits on giving and receiving gifts/entertainment to and from third parties that do business with the Funds.

•

Permissible Outside Activities. Covered Officers who, in the regular course of their duties relating to the Funds’ private equity/venture capital advisory and investment activities, are asked to serve as the director, officer, general partner, consultant, agent, representative or employee of a privately-held business may do so with the prior written approval of the Compliance Officer.

•

Doing Business with the Funds. Except as approved by the Compliance Officer, Covered Officers may not have a monetary interest, as principal, co-principal, agent, or beneficiary, directly or indirectly, or through any substantial interest in any other corporation or business unit, in any transaction involving the Funds, subject to such exceptions as are specifically permitted under law.

V.	Full, Fair, Accurate, Timely And Understandable Disclosure And Compliance

Covered Officers shall:

•	be familiar with the disclosure requirements generally applicable to the Funds;

•

not knowingly misrepresent, or cause others to misrepresent, facts about the Funds to others, whether within or outside the Funds, including the Funds’ Directors/Trustees and auditors, governmental regulators, and self-regulatory organizations;

•

to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Funds, the Adviser, and other Funds service providers with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Funds files with, or submits to, the SEC and in other public communications made by the Funds; and

•	promote compliance with the standards and restrictions imposed by applicable laws, rules, and regulations.

VI.	Internal Reporting by Covered Persons

(A) Certifications and Accountability. Each Covered Officer shall:

(1) upon adoption of the SOX Code (or thereafter as applicable upon becoming a Covered Officer), affirm in writing on Exhibit A hereto that the Covered Officer has received, read, and understands the SOX Code;

(2) annually thereafter affirm on Exhibit A hereto that the Covered Officer has complied with the requirements of the SOX Code; and

(3) not retaliate against any other Covered Officer or employee of the Funds or their affiliated persons for reports of potential violations that are made in good faith.

(B) Reporting. A Covered Officer shall promptly report any knowledge of a material violation of this SOX Code to the Compliance Officer. Failure to do so is itself a violation of the SOX Code.

VII.	Waivers of Provisions of the SOX Code

(A) Application of the SOX Code. The Compliance Officer is responsible for applying this SOX Code to specific situations in which questions are presented under it and has the authority to interpret this SOX Code in any particular situation. The Compliance Officer is authorized to consult, as appropriate, with counsel to the Funds/counsel to the Independent Directors/Trustees. However, any approvals or Waivers sought by and/or granted to a Covered Officer will be reported to the applicable Board in accordance with Section VIII, below.

(B) Waivers. The Compliance Officer may grant Waivers to the SOX Code in circumstances that present special hardship. Waivers shall be structured to be as narrow as is reasonably practicable with appropriate safeguards designed to prevent abuse of the Waiver. To request a Waiver from the SOX Code, the Covered Officer shall submit to the Compliance Officer a written request describing the transaction, activity, or relationship for which a Waiver is sought. The request shall briefly explain the reason for engaging in the transaction, activity, or relationship. Notwithstanding the foregoing, no exception will be granted where such exception would result in a violation of SEC rules or other applicable laws.

(C) Documentation. The Compliance Officer shall document all Waivers (including Implicit Waivers). If a Waiver is granted, the Compliance Officer shall prepare a brief description of the nature of the Waiver, the name of the Covered Officer and the date of the Waiver so that this information may be disclosed in the next applicable SEC financial disclosure filings (“Report”) to be filed on behalf of the Funds or posted on the Funds’ internet website within five business days following the date of the Waiver. All Waivers must be reported to the applicable Board at its quarterly meeting as set forth in Section VIII below.

VIII.	Board Reporting

The Compliance Officer shall report any violations of the SOX Code to the applicable Board for its consideration on a quarterly basis. At a minimum, the report shall:

•	describe the violation under the SOX Code and any sanctions imposed;

•	identify and describe any Waivers sought or granted under the SOX Code; and

•	identify any recommended changes to the SOX Code.

IX.	Amendments

The Covered Officers and the Compliance Officer may recommend amendments to the SOX Code for the consideration and approval of the Boards. In connection with any amendment to the SOX Code, the Compliance Officer shall prepare a brief description of the amendment so that the necessary disclosure may be made with the next Report to be filed on behalf of the Funds or posted on the Funds’ internet website within five business days following the date of the amendment.

X.	Sanctions

Compliance by Covered Officers with the provisions of the SOX Code is required. Covered Officers should be aware that in response to any violation, the Funds will take whatever action is deemed necessary under the circumstances, including, but not limited to, the imposition of appropriate sanctions. These sanctions may include, among others, the reversal of trades, reallocation of trades to client accounts, fines, disgorgement of profits, suspension, or termination.

XI.	Record-keeping

The Compliance Officer shall maintain all records, including any internal memoranda, relating to compliance with the SOX Code or Waivers of a provision(s) of the SOX Code, for a period of 7 years from the end of the fiscal year in which such document was created, 2 years in an accessible place.

XII.	Other Policies and Procedures

This SOX Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the SOX Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Funds, the Adviser, the Funds’ distributor or underwriter (the “Underwriter”)2, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this SOX Code, they are superseded by this SOX Code to the extent that they overlap or conflict with the provisions of this SOX Code. The Funds’ the Adviser’s and the Underwriter’s codes of ethics under Rule 17j-1 under the 1940 Act are separate requirements applying to the Covered Officers and others, and are not part of this SOX Code.

XIII.	Confidentiality

All reports and records prepared or maintained pursuant to this SOX Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this SOX Code, such matters shall not be disclosed to anyone other than the Boards, the Adviser, and the Compliance Officer, and their respective counsel.

XIV.	Internal Use

2 NYLIFE Distributors LLC serves as the distributor and underwriter for the Mutual Funds.

ALPS Distributors, Inc. serves as the distributor and underwriter for the ETFs.

The SOX Code is intended solely for internal use by the Funds and does not constitute an admission, by or on behalf of the Funds, as to any fact, circumstance, or legal conclusion.

SCHEDULE I

COVERED OFFICERS

[Mutual Funds and ETFs]

Kirk C. Lehneis, President and Principal Executive Officer

Jack R. Benintende, Treasurer and Principal Financial and

Accounting Officer of the Mutual Funds

Adefolahan Oyefeso, Treasurer and Principal Financial

and Accounting Officer of the ETFs

SCHEDULE II

COMPLIANCE OFFICER

[Mutual Funds and ETFs]

Kevin M. Gleason

EXHIBIT A

NEW YORK LIFE INVESTMENTS MUTUAL FUNDS

NEW YORK LIFE INVESTMENTS FUNDS

NEW YORK LIFE INVESTMENTS FUNDS TRUST

NEW YORK LIFE INVESTMENTS VP FUNDS TRUST

NYLI MACKAY DEFINEDTERM MUNI OPPORTUNITIES FUND

NYLI CBRE GLOBAL INFRASTRUCTURE MEGATRENDS TERM FUND

NYLI MACKAY MUNI INCOME OPPORTUNITIES FUND

(THE “MUTUAL FUNDS”)

NEW YORK LIFE INVESTMENTS ETFS

NEW YORK LIFE INVESTMENTS ETF TRUST

NEW YORK LIFE INVESTMENTS ACTIVE ETF TRUST

(THE “ETFS”)

(COLLECTIVELY THE “TRUSTS”)

CODE OF ETHICS FOR

PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICERS

INITIAL AND ANNUAL CERTIFICATION OF COMPLIANCE

[ ]

I hereby certify that I have received the Trusts’ Code of Ethics for Principal Executive Officers adopted pursuant to the Sarbanes-Oxley Act of 2002 (the “SOX Code”) and that I have read and understood the SOX Code. I further certify that I am subject to the SOX Code and will comply with each of the SOX Code’s provisions to which I am subject.

[ ]

I hereby certify that I have received the Trusts’ Code of Ethics for Principal Financial Officers adopted pursuant to the Sarbanes-Oxley Act of 2002 (the “SOX Code”) and that I have read and understood the SOX Code. I further certify that I have complied with and will continue to comply with each of the provisions of the SOX Code to which I am subject.

By:	/s/Kirk C. Lehneis
Name:	Kirk C. Lehneis
Title:	President and Principal Executive Officer
Date:	July 2, 2026

By:	/s/Jack R.Benintende
Name:	Jack R. Benintende
Title:	Treasurer and Principal Financial and
Accounting Officer of the Mutual Funds
Date:	July 2, 2026

By:
Name:	Adefolahan Oyefeso
Title:	Treasurer and Principal Financial and
Accounting Officer of the ETFs
Date: